UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2013

Talon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 200

South San Francisco, CA 94080

(Address of principal executive offices and Zip Code)

(650) 588-6404

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2010 Equity Incentive Plan

On January 21, 2013, the Board of Directors of Talon Therapeutics, Inc. (the “Company”) adopted an amendment to the Company's 2010 Equity Incentive Plan (the “Plan”) increasing the total number of shares of the Company's common stock issuable thereunder from 10,000,000 to 12,500,000. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1.

Other Compensation Matters

On January 25, 2013, the Company granted 10-year stock options pursuant to the Plan to Steven R. Deitcher, M.D., the Company's President and Chief Executive Officer, and Craig W. Carlson, the Company's Senior Vice President and Chief Financial Officer, to purchase 1,000,000 and 400,000 shares of the Company's common stock, respectively. Each stock option is exercisable at a price of $0.64 per share, the closing sale price of the Company's common stock on the date of grant, and vests in 48 equal monthly installments commencing on the one-month anniversary of the grant date. Each stock option grant is evidenced by a separate stock option agreement in the Company's standard form for use under the Plan.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Talon Therapeutics, Inc. 2010 Equity Incentive Plan, as amended through January 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talon Therapeutics, Inc.

Date: January 25, 2013	By:	/s/ Craig W. Carlson
Craig W. Carlson Sr. Vice President, Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.1	Talon Therapeutics, Inc. 2010 Equity Incentive Plan, as amended through January 21, 2013.